UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2012

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor

New York, NY 10001

(Address of Principal Executive Offices)

(855)423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                             Costs Associated with Exit or Disposal Activities.

On September 17, 2012, the Board of Directors of Augme Technologies, Inc. (the “Company”) charged Mr. Robert Hussey, the Company’s Interim Chief Executive Officer, to prepare a plan to restructure the Company’s operations (the “Restructuring Plan”).  The Restructuring Plan was adopted because, since the end of the last fiscal year, the Company has experienced significant changes in its stockholders’ equity and net assets.  Cash has been used to fund the Company’s losses, resulting in a decrease to cash and cash equivalents of approximately $8.2 million during the three months ended May 31, 2012 and, because of the Company’s significant accumulated deficit, stockholders’ equity has been declining quarter over quarter.  The Restructuring Plan includes reducing the number of employees, slowing the pace of investments in intellectual property and minimizing variable expenses.  Full implementation of the Restructuring Plan is expected to take three to five months.  The Company believes that the Restructuring Plan will improve cash flow by approximately $6.0 million on an annual basis beginning in the third quarter of fiscal 2013 ending November 30, 2012.

The Company estimates that the costs associated with one-time termination benefits will be between approximately $850,000 and approximately $1 million and that the costs associated with one-time contract terminations will be between approximately $25,000 and approximately $50,000.  The Company intends to pay all of the foregoing expenses in cash.

To the extent required by applicable rules, the Company may file one or more amendments to this Current Report or include such disclosure in a future Quarterly Report on Form 10-Q as details of the restructuring plan are refined and estimates of costs and charges are finalized.

Statements in this Current Report that are not strictly historical in nature constitute “forward-looking statements.”  Such statements include, but are not limited to, statements regarding the expected benefits of the restructuring, the timing and elements of the restructuring, the timing and form of related charges, the expected annual operating expense reduction, and the Company’s ability to achieve improved performance as a result of the restructuring.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements.

Item 8.01                                             Other Events

On September 21, 2012 the Company issued a press release relating to the Restructuring Plan.  The press release is attached as Exhibit 99 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release issued September 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: September 21, 2012	By:	/s/Robert Hussey
Robert Hussey Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued September 21, 2012